SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 18, 2013

Directview Holdings, Inc.
(Exact name of registrant as specified in its charter)

NV	000-53741	20-5874633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21218 Saint Andrews Blvd., suite 323, Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (561) 750-9777

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 18, 2013, RBSM LLP (the “Former Accountant”) resigned as the Company’s accountant.  The Company has engaged D’Arelli Pruzansky, P.A. (the “New Accountant”) as its principal accountants effective April 23, 2013.  The decision to change accountants was approved by the Company’s board of directors.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

The Former Accountant was engaged on March 13, 2013 to audit the Company’s financial statements for the fiscal year ended December 31, 2012. The  Former Accountant  did not issue an audit report  on the financial statements of the Company for the fiscal year ended December 31, 2012.

During the period from March 13, 2013  through  April 18, 2013, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the period  from March 13, 2013 through  April 18, 2013, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

On April 23, 2013, the Company provided the Former Accountant with its disclosures in this Current Report on Form 8-K disclosing the resignation  of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Directview Holdings, Inc.

Date: April 23, 2013	By:	/s/ Roger Ralston
Roger Ralston
CEO and Director